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                   [Letterhead of Aquis Communications, Inc.]

                               November 23, 1998

Mr. David Laible
11 White Oak Road
Roseland, NJ 07068

Dear Mr. Laible:

I am pleased to offer you the position of Vice President - Sales for Aquis Communications, Inc. As Vice President - Sales, your responsibilities will be as follows:

A. Responsible for the development and execution of the Company's annual sales business plan.
B. Responsible for the development and implementation of all Company sales compensation programs.
C. Responsible for determining appropriate product and service pricing consistent with the objectives of the Company and reflecting the competitive environment.
D.  Responsible for the hiring and staffing of the Sales Department.
E.  Other corporate and departmental duties appropriate for this position.

The compensation package for the position of Vice President - Sales will be the following:

A.  Base Salary: $100,000 per annum, paid bi-monthly.
B.  Signing bonus of $10,000 paid $1,000 per month for ten months. Done
    10/31/99.
C. Stock Options: To be determined by the Board of Directors but commensurate with the responsibilities of this position. They would be equivalent to $100,000 with five-year vesting or pro rata.
D. Incentive Plan: To be mutually agreed to by both parties, but in no event less than $40,000 in the first year. This incentive compensation will be paid quarterly in arrears.
E.  Auto Allowance: $750.00 per month.
F.  Benefits: Eligible for the Company's full benefit plan.
G. Severance: In the event that your employment is terminated without cause at any time during the first year of employment then you will be entitled to severance of 12 months salary. In the event that your employment is terminated without cause at any time during the second year of employment then you will be entitled to severance of 9 months salary. In the event that your employment is terminated without cause at any time during the third year of employment then you will be entitled to severance of 6 months salary.

Please confirm your agreement with this offer by signing this letter below and returning it to mo at your earliest convenience. I look forward to working with you.

                                      Very truly yours,

                                      AQUIS COMMUNICATIONS, INC.

                                      /s/ John X. Adiletta
                                      ----------------------------------------
                                      John X. Adiletta
                                      President

I accept the position as well as the terms and the conditions as set forth in this letter.


/s/ Dave Laible                            11/30/98
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Dave Laible                                Date